SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 2003


                       China Cable and Communication, Inc.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     2-98997-NY                 11-2717273
          --------                     ----------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


           No. 22 Bei Xin Cun Hou Street, Xiang Shan, Haidian District
                 Beijing 100093, the People's Republic of China
                      -------------------------------------
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (86) 10-8259 9426
                                                          -----------------


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Item 1.  Change in Control
         -----------------

     The majority stockholder of China Cable and Communication, Inc. (the "Company") is Kingston Global Co. Ltd. ("Kingston"), a company organized under the laws of the British Virgin Islands. Kingston is a wholly-owned subsidiary of China Convergent Corporation Limited ("CCCL"), a company listed on the Australian Stock Exchange and incorporated under the laws of Bermuda. Kingston currently beneficially owns 48,835,776 shares, or approximately 67.67% of the Company's issued and outstanding common stock. Prior to December 17, 2003, Best Fortune Capital Limited ("BFCL") owned 1,858,713,540 shares, or approximately 50% of CCCL's outstanding common stock. Mr. Da-Xiang Zhang, a Director of the Company and Chairman of the Board of Directors of CCCL, owns 100% of the capital stock of BFCL and, therefore, was deemed to beneficially own the shares of the Company's common stock which is directly owned by Kingston.

     Management of the Company has become aware that BFCL has entered into an agreement dated December 17, 2003 to transfer 1,693,103,784 shares of CCCL (approximately 45.5% of CCCL's outstanding common stock) owned by BFCL to Faithful Union Limited ("FUL"). The Company has been informed by CCCL's Stock Transfer Agent that the transfer will not be effective until the Stock Transfer Agent has received the stock certificates and executed stock assignments. This is expected to occur shortly after January 1, 2004. As a result of this transaction, FUL will become the single largest shareholder of CCCL. The Company believes that a majority in value of CCCL consists of assets other than its ownership of the Company's stock.

     Mr. Hong-Tao Li, a Director, Chief Operating Officer and Vice President of Project Development of the Company owns 100% of the capital stock of FUL. As a result of this transaction, Mr. Li may be deemed to beneficially own the 48,835,776 shares of the Company's common stock owned by Kingston, which represents approximately 67.67% of the Company's issued and outstanding common stock and Mr. Da-Xiang Zhang will beneficially own no shares of the Company's common stock.

     The Company has been informed by Mr. Li that the consideration for the transfer of 1,693,103,784 shares of CCCL is approximately US$21,000,000, which comes from Mr. Li's personal funds. There is no arrangement and understanding among Mr. Zhang and Mr. Li and their associates with respect to the election of directors or other matters involving the company. The transfer will not affect the existing operation and management of the Company.

Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------

     Effective January 1, 2004, the Company moved its principal executive offices from Hong Kong to Beijing in the People's Republic of China. The new address, telephone and fax number for the principal office are as follows:

                          No. 22 Bei Xin Cun Hou Street
                          Xiang Shan, Haidian District
                 Beijing 100093, the People's Republic of China
                            Phone : (86) 10-8259 9426
                             Fax : (86) 10-8259 9425

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Item 7.  Financial Statements and Exhibits.
         ---------------------------------

                                      None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 31, 2003            CHINA CABLE AND COMMUNICATION, INC.



                                     By: /s/  Raymond Ying-Wai Kwan
                                        ---------------------------------------
                                               Raymond Ying-Wai Kwan,
                                               Chief Executive Officer

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